Exhibit 10.1

ADOLOR CORPORATION

AMENDED AND RESTATED 2011 STOCK-BASED

INCENTIVE COMPENSATION PLAN

Adopted February 27, 2003

Amended January 6, 2004

Amended May 18, 2006

Amended December 13, 2006 Effective January 1, 2007

Amended April 12, 2007

Amended February 21, 2008

Amended May 22, 2008

Amended May 12, 2009

Amended May 17, 2011

ADOLOR CORPORATION

2011 STOCK-BASED INCENTIVE COMPENSATION PLAN

(formerly, the “Adolor Corporation 2003 Stock-Based Incentive Compensation Plan”)

1.                                      Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Directors by offering them a greater stake in the Company’s success and a closer identification with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Directors.

2.                                      Definitions

2.1.                              “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2.                              “Award” means an award of Deferred Stock, Restricted Stock or Options under the Plan.

2.3.                              “Board” means the Board of Directors of the Company.

2.4.                              “Cause” means the Participant’s (i) conviction for committing a felony under federal law or of the state in which such action occurred, (ii) dishonesty in the course of fulfilling his or her employment or consulting duties or (iii) willful and deliberate failure to perform his or her employment or consulting duties in any material respect, or such other similar events as shall be determined by the Committee.  The Committee shall have the sole discretion to determine whether “Cause” as set forth in (i), (ii) or (iii) above exists, and its determination shall be final.

2.5.                              “Change of Control” means the happening of any of the following:

(i)                                     any Person, other than (a) the Company or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (e) a Holder or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes such Holder, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 20% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities;

(ii)                                  the individuals who serve on the Board as of the effective date hereof (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, any Person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, shall for purposes of this clause (ii) be considered an Incumbent Director;

(iii)                               the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

If an event set forth in clause (i)(e) of the definition of “Change of Control” occurs, a Change of Control shall be deemed to have occurred for each Holder other than any Holder who alone or as part of any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 20% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities.

2.6.                              “Code” means the Internal Revenue Code of 1986, as amended.

2.7.                              “Common Stock” means the common stock of the Company, par value $.0001 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.8.                              “Company” means Adolor Corporation, a Delaware corporation, or any successor corporation.

2.9.                              “Committee” means the committee designated by the Board to administer the Plan under Section 4.  The Committee shall have at least two members, each of whom may be a member of the Board, a Non-Employee Director and an Outside Director.

2.10.                        “Consultant” means a key consultant or advisor to the Company, its Subsidiaries or Affiliates who is not an Employee.

2.11.                        “Deferred Stock” means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.12.                        “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.13.                        “Director” means a member of the Board.

2.14.                        “Disability” means disabled within the meaning of section 22(e)(3) of the Code.

2.15.                        “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

2.16.                        “Fair Market Value” means, on any given date (i) if shares of Common Stock are then listed on a national stock exchange, the closing sales price per share of Common Stock on the exchange for the last preceding date on which there was a sale of shares of Common Stock on such exchange, as determined by the Committee, (ii) if shares of Common Stock are then listed on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price (or the closing bid price if no sales were reported) per share of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, for the last preceding date on which there was a sale of shares of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, as determined by the Committee, (iii) if shares of Common Stock are not then listed on a national stock exchange, the Nasdaq National Market or the Nasdaq Small Cap Market but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such shares of Common Stock in such market, as determined by the Committee, or (iv) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, or if the Committee determines that the value as determined pursuant to Section (i), (ii) or (iii) above does not reflect fair market value, the Committee shall determine fair market value after taking into account such factors that it deems appropriate. Notwithstanding the foregoing, if Shares are listed on a national stock exchange or traded on an over-the-counter market, solely for purposes of determining the Exercise Price of any Option granted hereunder, the Fair Market Value per Share shall be the closing sales price on the applicable exchange or market on the date such Option is granted.

2.17.                        “Holder” means a Participant to whom an Award is made.

2.18.                        “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.19.                        “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20.                        “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.21.                        “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22.                        “Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23.                        “Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3)(i).

2.24.                        “Participant” means a Consultant, Director or Employee.

2.25.                        “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of an Award) based upon one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets (net or total), return on equity, earnings of the Company before or after taxes and/or interest, EBITDA, revenues, sales, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, gross margin, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives and/or extraordinary or special items, operating income or earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

2.26.                        “Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

2.27.                        “Plan” means the Adolor Corporation 2011 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.28.                        “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.29.                        “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.30.                        “Retirement” means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Board.

2.31.                        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.32.                        “Ten Percent Stockholder” means a Person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.                                      Eligibility

Any Participant is eligible to receive an Award.

4.                                      Administration and Implementation of Plan

4.1.                              The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Participant, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.  Notwithstanding the foregoing, the Board may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the 1934 Act or section 162(m) of the Code.  The secondary committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

4.2.                              The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); to grant Awards (other than Incentive Stock Options) that are transferable by the Holder; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards.

4.3.                              The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable.  The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

4.4.                              The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder’s achievement of one or more Performance Goals that are established by the Committee before the grant of the Award.  The Committee shall have discretion to determine the specific targets with respect to each Performance Goal.  Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.  In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Goals or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

5.                                      Shares of Stock Subject to the Plan

5.1.                              Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be 9,600,000 shares, all of which may be granted as Incentive Stock Options.

5.2.                              The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 750,000 during any calendar year (the “Individual Limit”).  Subject to Section 5.3, Section 9 and Section 12.7, any Award that is canceled or repriced by the Committee shall count against the Individual Limit.  Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 9.

5.3.                              Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.                                      Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods.  Such an Award shall be subject to the following terms and conditions:

6.1.                              Deferred Stock Awards shall be evidenced by Deferred Stock agreements.  Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2.                              Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof.  Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder’s account.

6.3.                              Subject to the provisions of Section 6.4 concerning Deferred Stock Awards that are subject to the achievement of Performance Goals, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

6.4.                              The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement.  Unless otherwise specified in a Deferred Stock agreement, if the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Holder, or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award.  Dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the expiration of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee.

6.5.                              The Deferred Stock agreement shall specify the duration of the Deferral Period, taking into account termination of employment or service on account of death, Disability, Retirement or other cause.  The Deferral Period may consist of one or more installments.  At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Deferred Stock agreement.  The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

7.                                      Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

7.1.                              Restricted Stock shall be evidenced by Restricted Stock agreements.  Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

7.2.                              Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner.  The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3.                              During the Restriction Period the Holder shall have the right to vote the shares of Restricted Stock.  Subject to the provisions of Section 7.4 concerning Restricted Stock Awards that are subject to the achievement of Performance Goals, amounts equal to any dividends declared during the Restriction Period with respect to the number of shares covered by a Restricted Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Restricted Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Restricted Stock agreement.

7.4.          The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement.  Unless otherwise specified in a Restricted Stock Agreement, if the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock to the Holder, or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company.  Dividends paid during the Restriction Period on Restricted Stock subject to a Performance Goal shall be reinvested in additional Restricted Stock and the expiration of the Restriction Period for such Restricted Stock shall be subject to the Performance Goal(s) previously established by the Committee.

7.5.          The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment or service on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company.  At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative).  The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

8.             Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

8.1.          Option Grants:  Options shall be evidenced by Option agreements.  Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

8.2.          Specific Option Grants to Directors:  Effective May 17, 2011, each Director who is not an employee of the Company shall receive a Non-Qualified Option to purchase 45,000 shares of Common Stock upon his or her initial election to the Board, and the shares of Common Stock underlying such Options shall vest one-third (1/3) per year that such Director remains a Director for three years beginning on the first anniversary of the grant.  Beginning at the 2011 annual meeting of the stockholders of the Company and at each annual meeting of the stockholders of the Company held thereafter while the Plan is in effect, each Director continuing as such after such meeting who is not an employee of the Company shall receive a Non-Qualified Option to purchase 30,000 shares of Common Stock, and the shares of Common Stock underlying such Options shall vest in full on the first anniversary of the grant; provided, however, that in the event a Director resigns from the Board other than for Cause prior to such one-year anniversary, the vesting of such Option shall accelerate so that such Option becomes immediately exercisable with respect to one-twelfth (1/12) of the shares of Common Stock underlying such Option for each full month that has elapsed between the date of the grant of such Option and the date of such resignation.  Notwithstanding anything to the contrary in the Plan, the price per share at which Common Stock may be purchased upon the exercise of an Option granted pursuant to this Section 8.2 shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

8.3.          Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

8.4           Term of Options:  The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder and ten years in the case of all other Incentive Stock Options).  The Committee may, in its sole discretion, accelerate the time at which an Option vests.  The Committee may, in its sole discretion, extend the period of exercise for Options that have vested; provided, however, that the exercise period shall in no event be extended beyond the earlier of (i) the Option’s original expiration date and (ii) the tenth (10th) anniversary of the Option’s grant date.

8.5           Incentive Stock Options:  Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded.  In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code.  Incentive Stock Options may only be granted to Employees; provided, however, that they may not be granted to employees of Affiliates.  Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

8.6           Restrictions on Transferability of Incentive Stock Options:  No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder.  Upon the death of a Holder, the Person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

8.7           Payment of Option Price:  The option price of the shares of Common Stock upon the exercise of an Option shall be paid: (i) in full in cash at the time of the exercise, (ii) in whole or in part by delivery (either actual delivery or by attestation procedures established by the Committee) of whole shares of Common Stock held by the Holder valued at Fair Market Value on the date of exercise, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered valued at Fair Market Value on the date of exercise or (iv) except as prohibited by applicable law, by assignment to the Company of a sufficient amount of the proceeds from the sale of shares of Common Stock to be acquired pursuant to such exercise and instructing the broker or selling agent to pay that amount to the Company, which amount shall be paid in cash to the Company on the date such shares of Common Stock are issued to the Holder.  The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) through (iv).  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Holder (based on the Fair Market Value of the Restricted Stock on the date the Option is exercised, as determined by the Committee).  In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.  Any fraction of a share of Common Stock which would be required to pay such option price shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

8.8           Termination by Death:  Unless otherwise provided in an Option agreement, if a Holder’s employment or service by the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death) by, where appropriate, the Holder’s transferee or by the Holder’s legal representative, for a period of 12 months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

8.9           Termination by Reason of Disability:  Unless otherwise provided in an Option agreement, if a Holder’s employment or service by the Company, a Subsidiary or Affiliate terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.10         Termination by Reason of  Retirement:  If a Holder’s employment by or service with the Company, a Subsidiary or Affiliate terminates by reason of Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.11         Termination Not for Cause:  If a Holder’s employment by or service with the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate not for Cause, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.12         Termination for Cause:  If a Holder’s employment or service with the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate for Cause, all unexercised Options awarded to the Holder shall terminate on the date of such termination.

8.13         Termination for Other Reason:  If a Holder’s employment or service with the Company, a Subsidiary or Affiliate terminates for any reason not specified in this Section 8 (including voluntary termination), any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.14         Continuation of Service: Notwithstanding anything to the contrary in this Section 8, a Holder’s cessation of service as an Employee, Director or Consultant other than for Cause shall not be treated as a termination under this Section 8 if the Holder continues without interruption to serve thereafter in a material manner in one (or more) of such other capacities, as determined by the Committee in its sole discretion.

9.             Changes in Capitalization; Change of Control

9.1.          In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders of the Company other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.  No fractional shares of Common Stock shall be issued pursuant to such an adjustment.  The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder.

9.2.          Upon a Change of Control, the Committee shall fully vest all Awards made under the Plan.  In addition, upon a Change of Control, the Committee may, at its discretion (i) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (ii) after having given the Award Holder a chance to exercise any outstanding Options, terminate any or all of the Award Holder’s unexercised Options, or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

9.3.          The judgment of the Committee with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

10.          Effective Date, Termination and Amendment

The Plan initially became effective on February 27, 2003 and was approved by the stockholders on May 13, 2003.  Options granted under the Plan prior to such stockholder approval were not exercisable prior to stockholder approval.  The Plan shall remain in full force and effect until the earlier of May 17, 2021, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval (except as provided in Section 9) which shall (i) increase  the total number of shares available for issuance pursuant to the Plan; (ii) materially increase the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which shares or Options to purchase shares may be offered, or (c) extend the duration of the Plan; (iii) change the class of Participants eligible to be Holders; (iv) modify the Individual Limit (except as provided Section 9) or the categories of Performance Goals set forth in Section 4.4; (v) expand the types of Awards provided under the Plan; or (vi) change the provisions of this Section 10.  Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination.

11.          Transferability

Except as provided in Section 8.6 and this Section 11, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.  The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder.  The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

12.          General Provisions

12.1.        Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee or Consultant any right with respect to continuance of employment or service by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee or Consultant at any time.

12.2.        Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and any Participant, the Company, its Subsidiaries or any other Person or entity, on the other.

12.3.        For purposes of this Plan, neither (i) transfer of employment between the Company and its Subsidiaries and Affiliates nor (ii) transfer of status from Employee to Consultant shall be deemed termination of employment.

12.4.        Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan.  Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Holder of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award.  In the case of the payment of Awards in the form of Common Stock, or the exercise of Options, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.  Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

12.5.        Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

12.6.        To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

12.7.        The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 9, no Award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the Award.  The Committee may amend Awards without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder’s consent is required to any such amendment.

12.8.        All shares of Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Deferred Stock or Restricted Stock shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting such shares to those restrictions on transfer in accordance with the applicable Award.  The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation, rule or agreement.

12.9.        The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Deferred Stock or Restricted Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of such shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of such shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.10       Notwithstanding anything in this Plan to the contrary (for purposes of this section, “Plan” shall include all agreements evidencing an Award under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of section 409A of the Code to avoid taxation under section 409A(a)(1) of the Code to the extent subject to section 409A of the Code.   The Committee, in its sole discretion, shall determine the requirements of section 409A of the Code applicable to the Plan and shall interpret the terms of the Plan consistently therewith.   Under no circumstances, however, shall the Company or any Subsidiary or Affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under section 409A of the Code.   Any payments to award holders pursuant to this Plan are also intended to be exempt from section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals.  To the extent any amounts under this Plan are payable by reference to a Participant’s “termination of employment,” such term shall be deemed to refer to the Participant’s “separation from service,” within the meaning of section 409A of the Code.   Notwithstanding any other provision in this Plan, if a Participant is a “specified employee,” as defined in section 409A of the Code, as of the date of the Participant’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of section 409A of the Code, (ii) is payable upon the Participant’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the Participant’s death.